EXHIBIT 99.1

BlackLine Announces Third Quarter Financial Results

LOS ANGELES, Nov. 05, 2026 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the third quarter ended September 30, 2026.

“BlackLine delivered strong profitability and cash flow in the third quarter while making significant progress transforming our business,” said Owen Ryan, CEO of BlackLine. “Our foundation is strong. Customers are moving to our platform, making larger and longer commitments, and the world’s largest companies continue to choose BlackLine.”

“While the timing of customer decisions has shaped our updated outlook, our strategy and long-term opportunity remain unchanged,” Ryan continued. “We are planning prudently and continuing to invest in the innovation that will drive our next phase of growth. With Agentic Financial Operations and our Finance Control Console, we are giving accounting and finance teams a trusted, governed path to AI, and we are confident in BlackLine’s leadership position as adoption builds.”

Third Quarter 2026 Financial Highlights

  Total GAAP revenues of $193.4 million, an increase of 8.5% compared to the third quarter of 2025.
  GAAP operating margin of 8.6%, compared to 4.3% in the third quarter of 2025.
  Non-GAAP operating margin of 25.9%, compared to 21.4% in the third quarter of 2025.
  GAAP net income attributable to BlackLine of $10.6 million, or $0.18 per diluted share, compared to GAAP net income attributable to BlackLine of $5.3 million, or $0.09 per diluted share in the third quarter of 2025.
  Non-GAAP net income attributable to BlackLine of $44.7 million, or $0.64 per diluted share, compared to non-GAAP net income attributable to BlackLine of $37.6 million, or $0.51 per diluted share in the third quarter of 2025.
  Billings of $170.9 million, an increase of 5.7% compared to the third quarter of 2025.
  Remaining performance obligation of $1.1 billion, an increase of 14.3% compared to the third quarter of 2025.
  Operating cash flow of $67.1 million, compared to $63.8 million in the third quarter of 2025.
  Free cash flow of $57.5 million, compared to $57.0 million in the third quarter of 2025.
  Repurchased approximately 1.3 million shares of common stock for $39.1 million as part of our share repurchase program under which approximately $240.6 million of buyback capacity remained at September 30, 2026.

Third Quarter Key Metrics and Recent Business Highlights

  BlackLine had a total of 4,316 customers at September 30, 2026.
  Platform pricing Annual Recurring Revenue (ARR) as a percentage of eligible ARR, which excludes SolEx and public sector ARR, was 23% at September 30, 2026.
  Achieved a dollar-based net revenue retention rate of 103% at September 30, 2026.
  Announced a $100 million increase to the Company’s stock buyback program.
  Honored global enterprise leaders via the Company’s 2026 Modern Accounting Awards.
  Deepened industry investment to accelerate financial operations transformation.
  Acquired NetNow, expanding Invoice-to-Cash with intelligent customer onboarding and credit risk management.
  Expanded support for complex workflows with PCI DSS compliance validation.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Fourth Quarter 2026

  Total GAAP revenue is expected to be in the range of $195 million to $197 million.
  Non-GAAP operating margin is expected to be in the range of 25.8% to 26.9%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $47 million to $48 million, or $0.67 to $0.68 per share on 72.4 million diluted weighted average shares outstanding.

Full Year 2026

  Total GAAP revenue is expected to be in the range of $759.5 million to $761.5 million.
  Non-GAAP operating margin is expected to be in the range of 24.2% to 24.5%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $174 million to $175 million, or $2.48 to $2.49 per share on 72.9 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine excludes specified items from the corresponding GAAP financial measures as outlined below under “Use of Non-GAAP Financial Measures” and as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating margin, net income attributable to BlackLine, and net income per share attributable to BlackLine.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Thursday, November 5, 2026. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can preregister for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine (Nasdaq: BL), is the trust infrastructure for the AI era of finance: a future where finance drives the agentic era with intelligence, integrity, and trust rising together. The BlackLine Agentic Financial Operations Platform, powered by Studio360 and Verity AI, is where the Office of the CFO scales AI across Record-to-Report, Invoice-to-Cash, and the processes where finance owns the controls and demands integrity at every step.

By unifying data, embedding AI, and engineering trust into every action, BlackLine moves finance and accounting beyond reporting on the business to orchestrating it in real time.

Supported by industry-leading R&D investment and world-class security practices, approximately 4,300 customers across multiple industries partner with BlackLine to lead their organizations into the future.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing,” “likely” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the fourth quarter and full year of 2026, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company’s industry or the global economy; the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company’s ability to develop, deploy, and realize the expected benefits of agentic, generative, and other artificial intelligence and machine learning technologies (“AI/ML”) and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solutions; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific, and Latin America; the Company’s ability to compete as the financial close management provider for organizations; the timing and success of solutions offered by competitors including competitors’ ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles; failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks or any breaches of the Company’s security measures and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war, or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 26, 2026. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. The forward-looking statements made in this press release speak only as of the date of this report. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 5, 2026, certain financial measures that have not been prepared in accordance with GAAP, defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income and non-GAAP operating margin, (iv) non-GAAP net income attributable to BlackLine, Inc., (v) diluted non-GAAP net income per share attributable to BlackLine, Inc., and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, stock-based compensation, and transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses). Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross profit between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense, and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, and transaction-related costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. Non-GAAP income from operations is defined as GAAP income from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. Non-GAAP operating margin is defined as non-GAAP income from operations divided by GAAP revenues. BlackLine believes that presenting non-GAAP income from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income from operations between all periods presented.

Non-GAAP Net Income Attributable to BlackLine and Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc. Non-GAAP net income attributable to BlackLine is defined as GAAP net income attributable to BlackLine adjusted for the income tax effects of acquisitions, stock-based compensation shortfalls and windfalls, and the discrete tax impact of other non-GAAP adjustments, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible senior notes, change in fair value of contingent consideration, transaction-related costs, restructuring costs, legal settlement gains or costs, adjustment to the redeemable non-controlling interest to the redemption amount, and gain on extinguishment of convertible senior notes. Diluted non-GAAP net income per share attributable to BlackLine, Inc. includes the adjustment for shares resulting from the elimination of stock-based compensation. BlackLine believes that presenting non-GAAP net income attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 5, 2026 certain operating metrics, including (i) number of customers, (ii) Platform pricing ARR as a percentage of eligible ARR, and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Platform Pricing ARR as a Percentage of Eligible ARR. Platform pricing ARR as a percentage of eligible ARR is calculated as platform annual recurring revenue divided by our eligible annual recurring revenue. We define eligible ARR as total annual recurring revenue, excluding revenue from SAP solutions-extensions (“SolEx”) and the public sector.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Investor Contact:
Investors@blackline.com

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$211,468	$390,034
Marketable securities	320,419	388,178
Accounts receivable, net of allowances	174,240	218,100
Prepaid expenses and other current assets	25,170	28,897
Total current assets	731,297	1,025,209
Capitalized software development costs, net	53,190	49,494
Property and equipment, net	16,330	13,255
Intangible assets, net	47,046	49,352
Goodwill	476,816	465,804
Operating lease right-of-use assets	18,711	22,756
Deferred tax assets, net	31,160	39,341
Other assets	89,453	94,308
Total assets	$1,464,003	$1,759,519
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,471	$15,523
Accrued expenses and other current liabilities	79,746	76,790
Deferred revenue, current	342,113	368,593
Finance lease liabilities, current	42	12
Operating lease liabilities, current	3,764	4,436
Convertible senior notes, net, current	—	230,023
Total current liabilities	433,136	695,377
Finance lease liabilities, noncurrent	2,225	40
Operating lease liabilities, noncurrent	15,502	19,850
Convertible senior notes, net, noncurrent	667,969	666,046
Deferred tax liabilities, net	7,435	5,244
Deferred revenue, noncurrent	1,230	922
Other long-term liabilities	669	593
Total liabilities	1,128,166	1,388,072
Commitments and contingencies
Redeemable non-controlling interest	25,007	39,121
Stockholders’ equity:
Common stock	574	599
Additional paid-in capital	313,773	356,841
Accumulated other comprehensive loss	(805)	(296)
Accumulated deficit	(2,712)	(24,818)
Total stockholders’ equity	310,830	332,326
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,464,003	$1,759,519

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues
Subscription and support	$183,127	$168,210	$534,697	$489,699
Professional services	10,269	10,080	29,676	27,547
Total revenues	193,396	178,290	564,373	517,246
Cost of revenues
Subscription and support	38,900	37,130	112,845	106,449
Professional services	8,009	7,259	23,213	21,486
Total cost of revenues	46,909	44,389	136,058	127,935
Gross profit	146,487	133,901	428,315	389,311
Operating expenses
Sales and marketing	64,888	67,493	200,798	195,268
Research and development	30,566	27,331	92,420	81,020
General and administrative	29,315	29,201	93,344	85,684
Restructuring costs	4,995	2,267	7,805	8,610
Total operating expenses	129,764	126,292	394,367	370,582
Income from operations	16,723	7,609	33,948	18,729
Other income (expense)
Interest income	4,160	8,200	14,356	25,647
Interest expense	(2,377)	(2,545)	(7,231)	(7,600)
Other income, net	1,783	5,655	7,125	18,047
Income before income taxes	18,506	13,264	41,073	36,776
Provision for income taxes	7,310	4,653	16,718	15,500
Net income	11,196	8,611	24,355	21,276
Net income attributable to redeemable non-controlling interest	918	1,649	2,249	2,706
Adjustment attributable to redeemable non-controlling interest	(344)	1,677	(13,123)	(1,062)
Net income attributable to BlackLine, Inc.	$10,622	$5,285	$35,229	$19,632
Basic net income per share attributable to BlackLine, Inc.	$0.18	$0.09	$0.60	$0.32
Shares used to calculate basic net income per share	57,776	61,157	58,575	62,035
Diluted net income per share attributable to BlackLine, Inc.	$0.18	$0.09	$0.57	$0.31
Shares used to calculate diluted net income per share	67,817	63,197	68,729	64,008

BlackLine, Inc.
Calculation of Diluted Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Diluted Net Income Per Share
Numerator:
Net income attributable to BlackLine, Inc.	$10,622	$5,285	$35,229	$19,632
Interest expense, net of taxes	1,378	99	4,129	354
Net income attributable to BlackLine, Inc. for diluted calculation	$12,000	$5,384	$39,358	$19,986
Denominator:
Weighted average shares	57,776	61,157	58,575	62,035
Dilutive effect of securities	183	655	296	588
Dilutive effect of convertible senior notes	9,858	1,385	9,858	1,385
Shares used to calculate diluted net income per share	67,817	63,197	68,729	64,008
Diluted net income per share attributable to BlackLine, Inc.	$0.18	$0.09	$0.57	$0.31

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income attributable to BlackLine, Inc.	$10,622	$5,285	$35,229	$19,632
Net income and adjustment attributable to redeemable non-controlling interest	574	3,326	(10,874)	1,644
Net income	11,196	8,611	24,355	21,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,694	11,650	37,253	34,623
Amortization of debt issuance costs	650	856	2,096	2,535
Stock-based compensation	21,737	23,394	72,959	66,625
Noncash lease expense	2,492	1,389	5,436	4,083
Reductions in noncash lease liabilities	—	—	(351)	—
Losses on disposal of fixed assets, net	164	—	141	—
Realized gains on sales of marketable securities	—	—	(7)	—
Accretion of purchase discounts on marketable securities, net	(2,146)	(3,143)	(6,543)	(8,504)
Net foreign currency (gains) losses	(102)	192	(251)	753
Deferred income taxes	4,989	10,992	8,374	8,758
Provision for credit losses	2	26	21	101
Changes in operating assets and liabilities:
Accounts receivable	16,328	18,618	43,110	24,086
Prepaid expenses and other current assets	4,526	(382)	3,647	4,406
Other assets	128	202	4,871	(1,226)
Accounts payable	1,257	(1,307)	(5,731)	1,222
Accrued expenses and other current liabilities	18,271	16,134	1,464	3,145
Deferred revenue	(22,660)	(16,575)	(26,918)	(14,327)
Operating lease liabilities	(2,020)	(1,353)	(5,663)	(4,592)
Lease incentive receipts	—	—	—	30
Other long-term liabilities	(428)	(5,504)	102	(107)
Net cash provided by operating activities	67,078	63,800	158,365	142,887
Cash flows from investing activities
Purchases of marketable securities	(121,045)	(130,674)	(312,328)	(607,614)
Proceeds from maturities of marketable securities	87,550	148,000	384,472	232,000
Proceeds from sales of marketable securities	—	—	1,626	—
Capitalized software development costs	(6,972)	(6,259)	(21,992)	(20,420)
Purchases of property and equipment	(2,593)	(534)	(6,627)	(7,451)
Acquisition, net of cash acquired	(17,477)	—	(17,477)	—
Net cash provided by (used in) investing activities	(60,537)	10,533	27,674	(403,485)
Cash flows from financing activities
Purchase of additional redeemable non-controlling interest	—	—	(3,291)	—
Repayment of convertible senior notes	—	—	(230,196)	—
Principal payments under finance lease obligations	(3)	(3)	(9)	(63)
Lease incentive receipts - finance leases	—	—	37	—
Repurchases of common stock	(38,692)	(111,944)	(123,142)	(200,727)
Proceeds from exercises of stock options	1,507	133	1,915	5,151
Proceeds from employee stock purchase plan	—	—	4,086	4,592
Proceeds from exercises of stock options - redeemable non-controlling interest	—	—	152	—
Acquisition of common stock for tax withholding obligations	(1,052)	(1,874)	(14,155)	(14,865)
Net cash used in financing activities	(38,240)	(113,688)	(364,603)	(205,912)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	271	(147)	(5)	263
Net decrease in cash, cash equivalents, and restricted cash	(31,428)	(39,502)	(178,569)	(466,247)
Cash, cash equivalents, and restricted cash, beginning of period	243,079	459,402	390,220	886,147
Cash, cash equivalents, and restricted cash, end of period	$211,651	$419,900	$211,651	$419,900

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents at end of period	$211,468	$419,900	$211,468	$419,900
Restricted cash included within prepaid expenses and other current assets at end of period	183	—	183	—
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$211,651	$419,900	$211,651	$419,900

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Non-GAAP Gross Profit:
Gross profit	$146,487	$133,901	$428,315	$389,311
Amortization of acquired developed technology	3,615	3,243	10,678	9,623
Stock-based compensation	4,037	4,382	13,043	12,563
Transaction-related costs	—	—	—	8
Total non-GAAP gross profit	$154,139	$141,526	$452,036	$411,505
Gross margin	75.7%	75.1%	75.9%	75.3%
Non-GAAP gross margin	79.7%	79.4%	80.1%	79.6%

Non-GAAP Operating Income:
Operating income	$16,723	$7,609	$33,948	$18,729
Amortization of intangible assets	3,847	3,505	11,431	10,623
Stock-based compensation	22,838	24,353	76,189	69,343
Transaction-related costs	1,251	—	4,174	3,138
Restructuring and legal settlement costs	5,434	2,668	7,767	9,262
Total non-GAAP operating income	$50,093	$38,135	$133,509	$111,095
GAAP operating margin	8.6%	4.3%	6.0%	3.6%
Non-GAAP operating margin	25.9%	21.4%	23.7%	21.5%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income attributable to BlackLine, Inc.	$10,622	$5,285	$35,229	$19,632
Provision for (benefit from) income taxes	427	(632)	3,477	(1,298)
Amortization of intangible assets	3,847	3,505	11,431	10,623
Stock-based compensation	22,838	24,231	76,189	68,986
Amortization of debt issuance costs	650	856	2,096	2,535
Transaction-related costs	1,251	—	4,174	3,138
Restructuring and legal settlement costs	5,434	2,668	7,767	9,262
Adjustment to redeemable non-controlling interest	(344)	1,677	(13,123)	(1,062)
Total non-GAAP net income attributable to BlackLine, Inc.	$44,725	$37,590	$127,240	$111,816

Basic Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.:
Basic non-GAAP net income per share attributable to BlackLine, Inc.	$0.77	$0.61	$2.17	$1.80
Shares used to calculate basic non-GAAP net income per share	57,776	61,157	58,575	62,035

Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.
Numerator:
Non-GAAP net income attributable to BlackLine, Inc.	$44,725	$37,590	$127,240	$111,816
Interest expense, net of taxes	1,452	1,481	4,586	4,404
Non-GAAP net income attributable to BlackLine, Inc. for diluted calculation	$46,177	$39,071	$131,826	$116,220

Denominator:
Weighted average shares	57,776	61,157	58,575	62,035
Dilutive effect of securities	4,861	4,111	4,578	3,820
Dilutive effect of convertible senior notes	9,858	11,243	9,858	11,243
Shares used to calculate diluted non-GAAP net income per share	72,495	76,511	73,011	77,098
Diluted non-GAAP net income per share attributable to BlackLine, Inc.	$0.64	$0.51	$1.81	$1.51

Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$64,888	$67,493	$200,798	$195,268
Amortization of intangible assets	(153)	(183)	(517)	(764)
Stock-based compensation	(6,726)	(7,051)	(22,041)	(19,995)
Transaction-related costs	—	—	—	(10)
Total non-GAAP sales and marketing expense	$58,009	$60,259	$178,240	$174,499

Non-GAAP Research and Development Expense:
Research and development expense	$30,566	$27,331	$92,420	$81,020
Stock-based compensation	(4,741)	(4,195)	(14,944)	(11,996)
Transaction-related costs	—	—	—	(21)
Total non-GAAP research and development expense	$25,825	$23,136	$77,476	$69,003

Non-GAAP General and Administrative Expense:
General and administrative expense	$29,315	$29,201	$93,344	$85,684
Amortization of intangible assets	(79)	(79)	(236)	(236)
Stock-based compensation	(7,334)	(8,725)	(26,161)	(24,789)
Transaction-related costs	(1,251)	—	(4,174)	(3,099)
Restructuring and legal settlement (costs) gains	(439)	(401)	38	(652)
Total non-GAAP general and administrative expense	$20,212	$19,996	$62,811	$56,908

Total Non-GAAP Operating Expenses	$104,046	$103,391	$318,527	$300,410

Free Cash Flow
Net cash provided by operating activities	$67,078	$63,800	$158,365	$142,887
Capitalized software development costs	(6,972)	(6,259)	(21,992)	(20,420)
Purchases of property and equipment	(2,593)	(534)	(6,627)	(7,451)
Free cash flow	$57,513	$57,007	$129,746	$115,016